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                                                             Exhibit 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated February 25, 1997 included in the 1996 Form 10-KSB of Florida Gaming Corporation, into the previously filed Registration Statements of Florida Gaming Corporation on Forms S-3 (Registration Nos. 33-99380, 333-10535, and 333-21497).

/s/ King & Company, PSC

KING & COMPANY, PSC

Louisville, Kentucky
March 26, 1997